UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2023
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12780 El Camino Real,
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
(858) 617-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 11, 2023, the Board of Directors (the “Board”) of Neurocrine Biosciences, Inc., a Delaware corporation (“Neurocrine”), upon the recommendation of its Nominating / Corporate Governance Committee, appointed Christine A. Poon as a member of the Board, effective immediately. Ms. Poon has been appointed as a Class I director to serve until Neurocrine’s 2024 annual meeting of stockholders.
Ms. Poon is the former Executive-in-Residence in the Department of Management and Human Resources at the Max M. Fisher College of Business at The Ohio State University, where she served as Dean and the John W. Berry, Sr. Chair in Business from 2009 to 2014. She served as Vice Chairman and Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she spent 15 years at Bristol-Myers Squibb in various management positions. Ms. Poon is on the Board of Directors of Prudential Financial, Inc., The Sherwin-Williams Company, and is the lead independent director of Regeneron Pharmaceuticals, Inc. She was named Woman of the Year by the Healthcare Businesswomen’s Association in 2004 and named Business Leader of the Future by CNBC/Wall Street Journal in 2005.
In connection with her service on the Board, Ms. Poon will receive a $60,000 annual cash retainer, and she was granted a nonstatutory stock option to purchase 16,375 shares of the Company’s common stock, which represents a Black-Scholes value of approximately $800,000. The stock option has an exercise price equal to the closing price of the Company’s common stock on the date of grant (i.e., July 11, 2023, the date Ms. Poon was appointed to the Board), is subject to a ten-year term and vests monthly over the three-year period following the date of grant. Ms. Poon will also be reimbursed for expenses incurred in connection with performing her duties as a director of the Company. Ms. Poon has executed Neurocrine’s standard Indemnity Agreement for executive officers and directors. The Company is not aware of any transaction involving Ms. Poon requiring disclosure under Item 404(a) of Regulation S-K.
The foregoing summary of the amendments effected by the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)
On July 11, 2023, the Board amended Section 3.2 of Neurocrine’s Bylaws, as amended and restated (the “Bylaws”), to provide that the Board shall consist of ten members. Prior to the amendment, Section 3.2 of Neurocrine’s Bylaws provided that the Board shall consist of nine members. The vacancy created by the amendment to the Bylaws was filled by the appointment of Ms. Poon as described in Item 5.02(d) above. A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

3.1	Certificate of Amendment of Bylaws

104	Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: July 11, 2023	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer